EXHIBIT 1.1
                                                                  EXECUTION COPY


                                 XL CAPITAL LTD


                           7.00% EQUITY SECURITY UNITS


                                    --------

                             UNDERWRITING AGREEMENT



                                                                December 6, 2005

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
       As representatives of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 29,800,000 of its 7.00% Equity Security Units (the "Units"). Each Unit has a stated amount of $25 and will initially consist of (a) a purchase contract pursuant to which the Company agrees to sell and the holder agrees to purchase, for $25, a number of Class A Ordinary Shares, par value $0.01 per share of the Company ("Ordinary Shares") on February 15, 2009 (the "Purchase Contracts") to be determined by the settlement rate set forth in the Purchase Contract Agreement and (b) a 1/40, or 2.5%, ownership interest in a senior note of the Company (the "Underlying Note") due February 15, 2011 with a principal amount of $1,000. Any references in this Agreement to "you" relate to Goldman, Sachs & Co. and Citigroup Global Markets Inc. as representatives of the several Underwriters named in Schedule I hereto.

         The terms and rights of the Units shall be as specified in this Agreement and in or pursuant to the Purchase Contract Agreement, to be dated December 9, 2005, between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agreement"), the indenture, dated June 2, 2004 between the Company and The Bank of New York, as trustee, including the supplemental indenture relating to the Underlying Notes, to be dated December 9, 2005 (collectively, the "Indenture"), the Purchase Contracts, the pledge agreement, to be dated December 9, 2005, between the Company and The Bank of New York as Purchase Contract Agent and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary (the "Pledge Agreement"), the Underlying Notes and the remarketing agreement to be entered into between the Company, The Bank of New York as Purchase Contract Agent and a nationally recognized investment bank, as Remarketing Agent (the "Remarketing Agreement").

                                       1
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         1.       The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) An "automatic shelf registration statement" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (File No. 333-130036) in respect of the Units has been filed with the Securities and Exchange Commission (the "Commission") not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the "Basic Prospectus"; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Units that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the "Pricing Prospectus"; the form of the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the "Prospectus"; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the respective prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Units is hereinafter called an "Issuer Free Writing Prospectus");

                  (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the

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

         Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (c) For the purposes of this Agreement, the "Applicable Time" is 6:00 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

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

                  (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading and the statements in the Prospectus in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (f) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a Material Adverse Effect (as defined below), or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than changes resulting from the exercise of stock options or the conversions of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

                  (g) The Company has been duly incorporated and is validly existing as an exempted limited company in good standing under the laws of the Cayman Islands, with full power and authority to own its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement (a "Material Adverse Effect"); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (h) The Company had, on September 30, 2005, an authorized capitalization as set forth in the Pricing Prospectus under the caption "Actual" under the heading "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable ; the Ordinary Shares issuable pursuant to the terms of the Purchase Contracts (the "Underlying Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of such Purchase Contracts, will be duly and validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive or similar rights with respect to such Underlying Shares and no shareholder consents are required in connection with the Company's issuance and sale of Ordinary Shares to be issued pursuant to the Purchase Contracts; and the Underlying Shares will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

                  (i) This Agreement has been duly authorized, executed and delivered by the Company;

                  (j) Each of the Purchase Contract Agreement and the Pledge Agreement referred to therein have been duly authorized by the Company; and, at the Time of Delivery, will be duly executed and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; and each of the Purchase Contract Agreement and the Pledge Agreement will conform in all material respects, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

                  (k) The Remarketing Agreement referred to therein has been duly authorized by the Company; and, when duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; and the Remarketing Agreement will conform in all material respects, to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

                  (l) The Purchase Contracts included in the Units shall have been duly and validly authorized by the Company and, at the Time of Delivery will be duly executed, authenticated and delivered in accordance with the related Purchase Contract Agreement and paid for in accordance with the terms of this Agreement and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; the issuance of the Purchase Contracts is not subject to any preemptive or similar rights; and the Purchase Contracts will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

                  (m) The Underlying Notes included in the Units have been duly and validly authorized, and, when such Underlying Notes are issued and delivered, such Underlying Notes will have been duly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles and entitled to the benefits provided by the Indenture;

                  (n) The Indenture is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Underlying Notes (as defined in Section 4 hereof), will be duly executed and delivered by the Company and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; and the Indenture and such Underlying Notes will conform, in all material respects, to the descriptions thereof in the Pricing Disclosure Package and in the Prospectus as amended or supplemented with respect to the Units;

                  (o) The Units have been duly and validly authorized, and, when the Units are issued and delivered pursuant to the related Purchase Contract Agreement and this Agreement such Units will be duly and validly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles and entitled to the benefits provided by such Purchase Contract Agreement; the Units and the Underlying Shares will be duly registered under the Exchange Act and will be authorized for listing on the Exchange subject to official notice of issuance, in each case, prior to the Time of Delivery; and the Units will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

                  (p) The issue and sale of the Units, the Underlying Notes and the Underlying Shares, the execution and delivery of this Agreement and the compliance by the Company with all of the provisions of this Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Purchase Contracts and the Units and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its

         Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Association or the Memorandum of Association (or similar organizational documents) of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body (a "Governmental Agency") having jurisdiction over the Company or any of its Significant Subsidiaries or any of its respective properties except in each case (other than with respect to such Articles of Association or Memorandum of Association (or similar organizational documents)) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect;

                  (q) No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Agency (a "Governmental Authorization") is required for the issue and sale by the Company of the Units or the consummation by the Company of the transactions contemplated by this Agreement, or the Indenture, or the Remarketing Agreement, or the Purchase Contract Agreement, or the Purchase Contracts, or the Pledge Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and other filings, if any, required to be made under the New York Uniform Commercial Code to perfect the Company's security interest as contemplated by the Pledge Agreement and the filing of any registration statements required in connection with the remarketing of the Underlying Notes as contemplated by the Purchase Contract Agreement;

                  (r) All of the issued share capital of each Significant Subsidiary of the Company which is a corporation has been duly and validly authorized and issued, is fully paid and non-assessable and (except for (i) a 15% ownership interest in XL Financial Assurance Ltd. owned by a third party and (ii) directors' qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (for purposes of this Agreement, "Subsidiary" means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of greater than 50% of the outstanding Voting Shares of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person and "Significant Subsidiary" shall have the meaning of "significant subsidiary" as set forth in Regulation S-X under the Act; for purposes of the definition of "Subsidiary," "Voting Shares" means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency));

                  (s) None of the transactions contemplated to be performed by the Company by this Agreement (including, without limitation, the use of the proceeds from the sale of the Units) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

                  (t) Prior to the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Units in violation of the Exchange Act;

                  (u) Other than as set forth or incorporated by reference in the Pricing Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Company's claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the operations of the Company and its Significant Subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (v) The financial statements of the Company and its consolidated Subsidiaries incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Pricing Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

                  (w) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Association or Memorandum of Association (or similar organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;

                  (y) The statements set forth in the Pricing Prospectus and the Prospectus under the captions "Description of the Equity Security Units," "Description of the Senior Notes," "Prospectus Supplement Summary," "Description of XL Capital Share Capital," "Description of XL Capital Ordinary Shares," "Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units" and "Description of XL Capital Debt Securities," insofar as they purport to constitute a summary of the terms of the Units, the

         Underlying Notes, the Purchase Contracts, the Underlying Shares and the other transaction documents described therein and the statements set forth under the caption "Certain Tax Considerations" in the Pricing Prospectus and the Prospectus, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;

                  (z) The Company is not and, after giving effect to the offering and sale of the Units, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (aa) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its Subsidiaries, and have audited the Company's internal control over financial reporting and management's assessment thereof, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

                  (bb) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Units (including the Underlying Shares and the Underlying Notes) or (B) the sale or delivery outside the Cayman Islands by the Underwriters of the Units (including the Underlying Shares and the Underlying Notes) to the initial purchasers thereof, other than as described in the opinion of Appleby Spurling Hunter delivered pursuant to Section 8(d) of this Agreement;

                  (cc) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Act, the Company was a "well-known seasoned issuer" as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Company was not an "ineligible issuer" as defined in Rule 405 under the Act;

                  (dd) The Company and its Subsidiaries maintain a system of "internal control over financial reporting" (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Company's and its Subsidiaries' internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weaknesses in its internal control over financial reporting;

                  (ee) The Company and its Subsidiaries maintain "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective;

                  (ff) The Registration Statement, the Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus and any other materials prepared by or with the consent of the Company for distribution to the Participants in connection with the Directed Share Program comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus, as amended or supplemented, if applicable, and any other materials prepared by or with the consent of the Company for distribution to the Participants in connection with the Directed Share Program are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; and

                  (gg) Except for the materials attached hereto in Annex I, the Company has not provided or consented to the distribution of any written materials to the Participants in connection with the Directed Share Program. The Company will not issue any such materials to the Participants without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Unit of $24.25, the number of Units set forth opposite the name of such Underwriter in Schedule I hereto.

                  As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Units set forth opposite each Underwriter's name on Schedule I to this Agreement, up to 80,000 Units, for sale to the Company's officers, and directors (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Units to be sold by the Underwriters pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 a.m. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         3. Upon the authorization by you of the release of the Units, the several Underwriters propose to offer the Units for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Units to be purchased by each Underwriter hereunder will be represented by one or more definitive global Units in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Units to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least twenty-four hours in advance, by causing DTC to credit the Units to the account of Goldman, Sachs & Co. at DTC. The Company will, upon request by Goldman, Sachs & Co., cause the certificates representing the Units to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Units, 9:30 a.m., New York City time, on December 9, 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Units is herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the "Closing Location"), and the Units will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

         5.       The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Units, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Units contemplated by this Agreement (the date of which shall be confirmed to the Company by you) of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Units, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Units contemplated by this Agreement for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Units;

         (b) If required by Rule 430B(h) under the Act in connection with the offering of the Units contemplated by this Agreement, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

         (c) Promptly from time to time to take such action as you may reasonably request to qualify the Units, the Underlying Shares, the Purchase Contracts and the Underlying Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Units, the Underlying Shares, the Purchase Contracts and the Underlying Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (d) If by the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Units remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Units, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement and the distribution of the Units contemplated by this Agreement has not yet been completed, the Company will, if it has not already done so, file a new shelf registration statement relating to the Units, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement relating to the Units. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

         (e) Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in Units as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; you will inform the Company when the Underwriters' obligation to deliver a prospectus has expired.

         (f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

         (g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, hedge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder with regard to the Units, of any Ordinary Shares, equity-linked securities or Equity Security Units (including the related Purchase Contracts and Underlying Notes) of the Company or any securities of the Company that are substantially similar to Ordinary Shares, equity-linked securities or Equity Security Units (including the related Purchase Contracts and Underlying Notes), or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, equity linked securities or (other than sales of Ordinary Shares pursuant to (i) employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and (ii) the dividend reinvestment and stock purchase plan that the Company expects to establish), without your prior written consent;

         (h) To pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

         (i) To use its best efforts to list, subject to notice of issuance, the Units and the Underlying Shares on the Exchange;

         (j) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption "Use of Proceeds";

         (k) To enter into the Remarketing Agreement with a nationally recognized investment banking firm at least one month prior to the Remarketing Date, such Remarketing Agreement to contain provisions that are consistent in all material respects with the descriptions in the Prospectus as amended or supplemented of the rights and obligations of each of the Company, the Purchase Contract Agent and the Remarketing Agent under the Remarketing Agreement;

         (l) To reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy its obligations to issue the Underlying Shares in accordance with the provisions of such Purchase Contracts;

         (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

         (n) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6.

         (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., it has not made and will not make any offer relating to the Units, the Underlying Notes or the Underlying Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, other than one or more term sheets relating to the Units containing customary information and conveyed to the purchasers of the Units, without the prior consent of the Company, Goldman, Sachs & Co. and Citigroup Global Markets Inc. (as to both form and content), it has not made and will not make any offer relating to the Units, the Underlying Notes or the Underlying Shares that would constitute a free writing prospectus; and (iii) any such free writing prospectus, the use and content of which have been consented to by the Company and Goldman, Sachs & Co. and Citigroup Global Markets Inc. (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on
Schedule II(a) hereto;

         (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

         (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and Citigroup Global Markets Inc. and, if requested by Goldman, Sachs & Co. or Citigroup Global Markets Inc., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Units under the Act and the issuance and sale of the Units and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Indenture, any Remarketing Agreement, any Purchase Contract Agreement, any Purchase Contracts, any Pledge Agreement, any Blue Sky and Legal Investment Memoranda and closing documents (including any compilations thereof); (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Underlying Notes; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing the Units, the Underlying Notes and certificates for the Underlying Shares; (vii) the fees and expenses of any Trustee, any Purchase Contract Agent, any Collateral Agent, any Custodial Agent, any Securities Intermediary, any Remarketing Agent, any Registrar, any Transfer Agent, Dividend Disbursing Agent, or Calculation Agent and any agent of any Trustee, Purchase Contract Agent, Collateral Agent, Custodial Agent, Securities Intermediary, Remarketing Agent, Registrar, Transfer Agent , Dividend Disbursing Agent, or Calculation Agent and the fees and disbursements of counsel for any such persons in connection with any Indenture, any Remarketing Agreement, any Purchase Contract Agreement, any Purchase Contracts and any Pledge Agreement;
(viii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (ix) all expenses and taxes arising as a result of the issuance, sale and delivery of the Units, of the sale and delivery outside of the Cayman Islands of the Units by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of the Units pursuant to this Agreement; (x) any cost incurred in connection with listing the Units or the Underlying Shares on the Exchange; and (xi) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9, 12 and 24 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         8. The obligations of the Underwriters hereunder, as to the Units to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by
Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex II-1 and Annex II-2, respectively, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Cahill Gordon & Reindel LLP, United States counsel for the Company, shall have furnished to you their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex III-1 and Annex III-2, respectively;

         (d) Appleby Spurling Hunter, Cayman Islands counsel for the Company, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex IV;

         (e) Charles F. Barr, Executive Vice President and General Counsel to the Company, shall have furnished to you his written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex V;

         (f) Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Purchase Contract Agent and Collateral Agent, shall have furnished their written opinion or opinions dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives in the form attached hereto in Annex VI;

         (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Time of Delivery and also at the Time of Delivery, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, who have certified the financial statements of the Company and its Subsidiaries and have audited the Company's internal control over financial reporting and management's assessment thereof included or incorporated by reference in the Registration Statement, shall have furnished to you a "comfort" letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

         (h) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than changes resulting from the exercise of options or the conversion of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus;

         (i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the Company's financial strength or claims paying ability by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) other than any announcements made prior to the date of this Agreement, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the Company's financial strength or claims paying ability;

         (j) On or after the date of the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York, the Cayman Islands or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Bermuda or the declaration by the United States, the Cayman Islands or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in the Cayman Islands or Bermuda taxation affecting the Company, the Units or the transfer thereof or the imposition of exchange controls by the United States, Bermuda or the Cayman Islands; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States, the Cayman Islands, Bermuda or elsewhere, if the effect of any such event specified in this clause (vi) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (k) The Units shall have been duly listed, subject to notice of issuance, on the Exchange;

         (l) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (m) You shall have received letters, dated the date of this Agreement, from the Chairman of the Board and the Chief Executive Officer of the Company whereby each such person agrees, for the period commencing on the date of the date of this Agreement and ending 60 days after the date of this Agreement, not to offer, sell, contract to sell, pledge, hedge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, equity-linked securities or Equity Security Units (including the related Purchase Contracts and Underlying Notes) of the Company or any securities of the Company that are substantially similar to Ordinary Shares, equity-linked securities or Units (including the related Purchase Contracts and Underlying Notes), or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, equity linked securities or Units (including the related Purchase Contracts and Underlying Notes) or publicly announce any intention to do so (other than transfers of Ordinary Shares (i) pursuant to Rule 10b5-1 programs, if any, for such person existing on the date of the Prospectus, (ii) (so long as such person does not thereby transfer any of such person's Ordinary Shares to any third person) in connection with the entry by such person into arrangements with the Company intended solely to provide for the extension, renewal or reloading of options to purchase Ordinary Shares or the issuance of new options to purchase Ordinary Shares to such person, (iii) at any time after the date on which such person ceases to be a director or officer of the Company, or (iv) in an amount not greater than 10% of the number of Ordinary Shares owned by such person on the date of this Agreement), (v) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this subsection (m), or as charitable donations, (vi) to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this subsection (m), and provided further that any such transfer shall not involve a disposition for value, and (vii) for bona fide tax planning purposes), without your prior written consent;

         (n) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (h) and (i) of this Section and as to such other matters as you may reasonably request; and

         (n) Prior to the Time of Delivery, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         9.       (a)      The Company will indemnify and hold harmless each
Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

         (c) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any of the materials prepared by or with the consent of the Company for distribution to the Participants in connection with the Directed Share Program, the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities that were, immediately following the date of this Agreement, subject to a properly confirmed agreement to purchase; or (iii) related to or arising out of, or in connection with, the Directed Share Program, and in each case, will reimburse each Underwriter for any legal expenses of one counsel (in addition to local counsel), which shall be the same counsel engaged pursuant to subsection (a) above (unless such counsel advises the Underwriters that it cannot act as counsel in connection with both this subsection (c) and subsection (a)) if any such counsel is engaged pursuant to subsection (a) above (but which otherwise may be separate counsel), reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability, in the case of clause (i) arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in such material in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein and, in the case of clause (iii), is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Underwriters.

         (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel

(including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         10. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties satisfactory to the Company to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

         (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one eleventh of the aggregate number of all the Units to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting

Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one eleventh of the aggregate number of all the Units to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.


         11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

         12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 24 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 24 hereof.

         13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention:
Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         16. Time shall be of the essence in this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business. "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         17. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or (except with respect to advisory responsibility, as provided in the letter dated November 14, 2005 from the Goldman, Sachs & Co. to the Company and the letter dated November 17, 2005 from Citigroup Global Markets Inc. to the Company) the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or (except with respect to advisory services, as provided in the letter dated November 14, 2005 from Goldman, Sachs & Co. to the Company and the letter dated November 17, 2005 from Citigroup Global Markets Inc. to the Company) the process leading thereto.

         18. For the avoidance of doubt and anything in this Agreement to the contrary notwithstanding, all references in this Agreement to the Pricing Disclosure Package as of the Applicable Time shall be deemed to include the final term sheet relating to the Units dated December 6, 2005 and filed with the Commission on December 7, 2005.

         19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof; provided that the letter dated December 2, 2005 shall remain in full force and effect.

         20. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters' imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

         24. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of you plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                           Very truly yours,


                                           XL Capital Ltd


                                           By: /s/ Kirstin Romann Gould
                                              ----------------------------------
                                           Name: Kirstin Romann Gould
                                           Title: Senior Vice President and
                                           Chief Corporate Legal Officer



Accepted as of the date hereof:


Goldman, Sachs & Co.



By:            /s/ Goldman, Sachs & Co.
   -------------------------------------------------
                  (Goldman, Sachs & Co.)





Citigroup Global Markets Inc.


By: /s/ Richard G. Spiro
   -------------------------------------------------
Name:  Richard G. Spiro
Title: Managing Director



On behalf of each of the Underwriters

                                   SCHEDULE I


                                                             TOTAL NUMBER OF
UNDERWRITER                                               UNITS TO BE PURCHASED
---------------                                          -----------------------

Goldman, Sachs & Co.....................................         8,940,000
Citigroup Global Markets Inc............................         5,960,000
J.P. Morgan Securities Inc..............................         2,731,667
Merrill Lynch, Pierce, Fenner & Smith Incorporated......         2,731,667
Wachovia Capital Markets, LLC...........................         2,731,667
ABN AMRO Rothschild LLC.................................           579,444
Banc of America Securities LLC..........................           579,444
Barclays Capital Inc....................................           579,444
Deutsche Bank Securities Inc............................           579,444
HSBC Securities (USA) Inc...............................           579,444
KeyBanc Capital Markets, a Division of McDonald
  Investments Inc.......................................           579,444
Lazard Capital Markets LLC..............................           579,444
Lehman Brothers Inc.....................................           579,444
UBS Securities LLC......................................           579,444
Bear, Stearns & Co......................................           496,668
BNP Paribas Securities Corp.............................           496,668
PNC Capital Markets LLC.................................           496,667
                                                            --------------
  Total.................................................        29,800,000
                                                            ==============

                                   SCHEDULE II

(a)      Issuer Free Writing Prospectuses not included in the Pricing Disclosure
         Package:

         None

(b)      Additional Documents Incorporated by Reference:

         Current Report on Form 8-K dated December 6, 2005

                                                                         ANNEX I

      WRITTEN MATERIALS PROVIDED TO PARTICIPANTS IN DIRECTED SHARE PROGRAM
      --------------------------------------------------------------------



o Memorandum to Directors and Executive Management Board Members that are Potential Participants in the XL Capital Ltd Directed Equity Program, from Kirstin Gould regarding General Information about the Director and Executive Management Board Member Participation in the XL Capital Ltd Equity Units and Ordinary Shares Offerings, dated December 2, 2005

o        Registration Statement.

o        Pricing Prospectus.

o        Final term sheet.

o        Prospectus.

                                                                      ANNEX II-1

                 SIMPSON THACHER & BARTLETT LLP FORM OF OPINION
                 ----------------------------------------------

                                                                      ANNEX II-2

        SIMPSON THACHER & BARTLETT LLP FORM OF NEGATIVE ASSURANCE LETTER
        ----------------------------------------------------------------

                                                                     ANNEX III-1

                   CAHILL GORDON & REINDEL LLP FORM OF OPINION
                   -------------------------------------------

                                                                     ANNEX III-2

          CAHILL GORDON & REINDEL LLP FORM OF NEGATIVE ASSURANCE LETTER
          -------------------------------------------------------------

                                                                        ANNEX IV

                     APPLEBY SPURLING HUNTER FORM OF OPINION
                     ---------------------------------------

                                                                         ANNEX V

                         XL CAPITAL LTD FORM OF OPINION
                         ------------------------------

                                                                        ANNEX VI

                 FORM OF OPINION OF EMMET, MARVIN & MARTIN, LLP
                 ----------------------------------------------